Exhibit n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Municipal Credit Opportunities Fund:

We consent to the use of our report dated July 23, 2019 with respect to the financial statements of Nuveen Municipal Credit Opportunities Fund included herein and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information filed on Form N-2.

/s/ KPMG LLP

Chicago, Illinois

July 23, 2019